Exhibit 5.2

Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219
Anthony W. Basch (804) 771.5725 awbasch@kaufcan.com	Mailing Address Post Office Box 27828 Richmond, VA 23261 T (804) 771.5700 F (804) 771.5777 kaufCAN.com

January 14, 2015

SinoCoking Coal and Coke Chemical Industries, Inc.

Kuanggong Road and Tiyu Road, 10th Floor

Chengshi Xin Yong She, Tiyu Road, Xinhua District

Pingdingshan, Henan Province, China 467000

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel to SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (the “Corporation”), in connection with the Post-Effective Amendment to the Registration Statement to Form S-3 on Form S-1 (the “Registration Statement”) to be filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Corporation filed a shelf registration statement on Form S-3 (Registration No. 333-178325) (the “Original Registration Statement”) declared effective by the Securities and Exchange Commission on May 10, 2012, which registered shares of common stock of the Corporation. The Corporation is filing the Registration Statement to maintain the registration of the securities previously registered on the Original Registration Statement and to amend the Original Registration Statement into a registration statement on Form S-1 to continue the registration of: (a) 1,409,423 Shares of Common Stock issuable upon exercise of the Series A Warrants issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (b) 1,644,737 Shares of Common Stock issuable upon exercise of the Series B Warrants issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (c) 1,644,737 Shares of Common Stock issuable upon exercise of options issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (d) 822,369 Series C Warrants and 822,369 Shares of Common Stock issuable upon exercise of the Series C Warrants issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (e) 225,508 Shares of Common Stock issuable upon exercise of the Placement Agent Warrants issued in the September 2014 offering subject to the September 9, 2014 Placement Agent Agreement and the September 18, 2014 Securities Purchase Agreement, and (f) up to 131,579 Placement Agent Warrants and 131,579 Shares of Common Stock issuable upon exercise of the options described above, all previously registered on the Original Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

SinoCoking Coal and Coke Chemical Industries, Inc.

January 14, 2015

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

The Series A, B, C and Placement Agent Warrants (collectively, the “Warrants”), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, constitute (or in the case of future issuance will constitute) valid and legally binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities, as applicable, offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting agreement; and (iv) all Securities will be issued in compliance with applicable federal and state securities laws.

As to future issuances of Warrants, we have further assumed that (i) the Warrants shall have been issued pursuant to a warrant agreement approved by us (individually, a “Warrant Agreement”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Warrant Agreement shall be governed by the laws of the State of New York, (iv) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on the following matters, we further have assumed for purposes of this opinion that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement, and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

We have assumed the legal and valid issuance of the Securities in reliance on an opinion of Barnett, Bolt, Kirkwood, Long & McBride, P.A., filed as Exhibit 5.1 to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors, (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

SinoCoking Coal and Coke Chemical Industries, Inc.

January 14, 2015

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial or (ii) any waiver of any usury defense. This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

The opinions we express herein are limited to matters involving New York general corporation law. This opinion has been prepared solely for use in connection with the transmitting for filing of the Registration Statement on the date of this opinion and may be relied upon for no other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under such Section.

Very truly yours,

/s/ Kaufman & Canoles, P.C.